EXHIBIT 5 and 24.1

                       LETTERHEAD OF SONFIELD AND SONFIELD


                                  May 16, 2001
Board of Directors
Masterpiece Technology Group, Inc.
455 Wards Corner Road, Suite 700
Loveland, Ohio, 45140

Dear Gentlemen:

            In my capacity as counsel for Masterpiece Technology Group, Inc. (the "Company"), I have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 4,500,000 shares of common stock pursuant to the 2001 Directors and Employees Stock Option and Stock Award Plan (the "Plan") as set out and described in the Company's Registration Statement on Form S-8 (File No.333-59012) under the Securities Act of 1933 (the "Registration Statement"). I have also participated in the preparation and filing of the Registration Statement.

            Based upon the foregoing and upon my examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant, I am of the opinion that:

                       (1) The Company is a corporation duly organized and
            validly existing under the laws of the State of Utah;

                       (2) The Company has taken all requisite corporate action
            and all action required by the laws of the State of Utah with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Plan;

                       (3) The maximum of 4,500,000 shares of common stock, when
            issued and distributed pursuant to the Plan and the Registration Statement, will be validly issued, fully paid and nonassessable.

            I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to my firm in the Registration Statement.

Yours very truly,

/s/Robert L. Sonfield, Jr.
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Robert L. Sonfield, Jr.
Managing Director